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                                                                 Exhibit 10.3




April 18, 1995


Kerr Group, Inc.
1840 Century Park East
Los Angeles, CA  90067
Attention:       Geoffrey A. Whynot
                 Treasurer

                 Re:      Amendment of certain provisions of
                          the Receivables Purchase Agreement

Gentlemen:

         Reference is hereby made to that certain Receivables Purchase Agreement dated as of January 19, 1995 by and between Kerr Group, Inc. (the "Seller") and PNC Bank, National Association (the "Purchaser"), as amended by that certain letter agreement dated February 24, 1995 by and between the Seller and the Purchaser (the Purchase Agreement, as it has been and may be from time to time amended, modified, or replaced, the "Purchase Agreement"). All capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

         The Seller has requested that the Purchaser agree to modify the definition of Maximum Purchaser's Net Investment to increase the amount of the net investment to $10,000,000, effective as of April 19, 1995. Subject to the terms and conditions of this letter, the Purchaser is willing to amend the Purchase Agreement as set forth below.

     1. The definition of the term, "Maximum Purchaser's Net Investment" contained in Section 1.1 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

             "Maximum Purchaser's Net Investment" means: (i) for the period from January 19, 1995 up to and including April 18, 1995, Five Million Dollars ($5,000,000); and (ii) thereafter, Ten Million Dollars ($10,000,000).

     2.  Section 8.1 of the Purchase Agreement is hereby amended by the deletion of clause (n) in its entirety therefrom.
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Kerr Group, Inc.                                                   Exhibit 10.3
April 18, 1995
Page 2





         Except as specifically amended hereby, all other terms and conditions of the Purchase Agreement remain in full force and effect.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

/s/ Anthony  Trunzo

Anthony Trunzo
Vice President

Consented and agreed to this 18  day of April, 1995

KERR GROUP, INC.


By:  /s/ Geoffrey A. Whynot
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Title:  Treasurer
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